Exhibit 99.1

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT ANNOUNCES SECOND SEASON OF HOMEAWAY’S VACATION RENTAL POTENTIAL

Ten Half-Hour Episodes to be Produced

COS COB, CT – APRIL 17, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens, today announced that HomeAway, Inc. (“HomeAway”) and CSS Entertainment have expanded their partnership to produce a second season of their hit series “Vacation Rental Potential.”

“Vacation Rental Potential” premiered on A&E Network on December 9, 2017 and became the most watched show in the network’s “home” category. The series is hosted by vacation rental expert Holly Baker, who helps a new buyer in each episode choose from three properties that will provide their family with a steady income stream as well as a vacation getaway of their own.

“‘Vacation Rental Potential’ not only shows the incredible opportunity vacation rentals provide as a means to earn extra income, but also takes the viewer through the unique personal stories behind each of the buyers,” said Ninis Samuel, VP of Local Marketing for HomeAway. “It’s gratifying to learn that several buyers featured in season one have enjoyed so much success welcoming guests into their properties that they are planning to make additional vacation rental purchases.”

“HomeAway’s decision to work with us to produce a second season of ‘Vacation Rental Potential’ illustrates how deeply the message has resonated with its audience,” stated William J. Rouhana, Jr., chairman and chief executive officer of CSS Entertainment. “We hope season one continues to gain a larger loyal audience online as we look forward to spreading the word about the benefits of vacation rentals through new episodes this year.”

Rouhana noted that the timing of the agreement allows CSS Entertainment to begin production months earlier than last year. It will also allow the company to recognize the revenue and EBITDA from its TV series production business over the course of the third and fourth quarter of 2018, instead of just in the fourth quarter, as it was last year. The ten episodes of “Vacation Rental Potential” to be produced for this next season gives CSS Entertainment the first of 60 half-hours of TV series episodes that it expects to create for delivery in 2018.

Season one of “Vacation Rental Potential” can be viewed in its entirety on www.homeaway.com/vrp, in addition to interviews with the homeowners and videos from Holly Baker on enhancing your home. Television viewers can also watch repeat episodes of season one through video on demand services.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and four additional AVOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

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